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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): May 20, 2004


                            NATIONAL CITY CORPORATION
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               (Exact Name of Registrant as Specified in Charter)


         Delaware                       1-10074                  34-1111088
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(State or Other Jurisdiction        (Commission File           (IRS Employer
     of Incorporation)                   Number)             Identification No.)


       1900 East Ninth Street, Cleveland, Ohio                   44114-3484
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      (Address of Principal Executive Offices)                   (Zip Code)


                                 (216) 222-2000
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              (Registrant's telephone number, including area code)





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ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE

         At a special shareholders meeting held on May 20, 2004, the shareholders of Provident Financial Group, Inc. ("Provident") approved the merger by and between Provident and National City Corporation ("National City") pursuant to an Agreement and Plan of Merger between Provident and National City, under which Provident will be merged with and into National City. Under the terms of the agreement, Provident shareholders will receive 1.135 shares of National City common stock in a tax-free exchange for each share of Provident common stock. National City is awaiting approval from the Federal Reserve Board and must allow the 30-day Department of Justice waiting period to expire after Federal Reserve approval before it can close the transaction. Assuming the necessary approvals are obtained, the transaction is expected to close on or about July 1, 2004.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) Financial Statements of Businesses Acquired:  Not applicable

(b) Pro Forma Financial Information:  Not applicable

(c) Exhibits:  None



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              National City Corporation
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                                                     (Registrant)


Dated: May 20, 2004                           By /s/ Carlton E. Langer
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                                              Carlton E. Langer
                                              Senior Vice President and
                                              Assistant General Counsel






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